Exhibit 99.2

NEWS RELEASE FOR IMMEDIATE RELEASE
MEDIA CONTACT:
Susan Jaramillo
Senior Director, Communications
Exide Technologies
203/699-9133 phone
susan.jaramillo@exide.com
INVESTOR CONTACT:
Carol Knies
Senior Director of Investor Relations
Exide Technologies
678/566-9316 phone
carol.knies@exide.com
Exide Technologies Announces Preliminary Results of Tender Offer and Consent
Solicitation for Outstanding 10 1/2% Senior Secured Notes due 2013
Milton, Georgia — January 25, 2011 — Exide Technologies (NASDAQ: XIDE), a global leader in stored electrical energy solutions, announced today the results to date of its previously announced cash tender offer for its outstanding 10 1/2% Senior Secured Notes due 2013 (the “Notes”) (CUSIP No. 302051AJ6) and the related consent solicitation to amend the indenture governing the Notes. The tender offer and the consent solicitation are being made on the terms and subject to the conditions set forth in the Offer to Purchase and Consent Solicitation Statement dated January 10, 2011 (the “Offer to Purchase”) and the related letter of transmittal and consent.
At or prior to 5:00 p.m., New York City time, on January 24, 2011 (the “Consent Deadline”), $276,069,000 aggregate principal amount of Notes, representing approximately 95.20% of the aggregate principal amount of Notes outstanding, had been validly tendered and not validly withdrawn pursuant to the tender offer and the consent solicitation. The Company intends to accept for purchase all $276,069,000 aggregate principal amount of Notes validly tendered and not validly withdrawn at or prior to the Consent Deadline. Accordingly, the Company has received consents sufficient to approve the proposed amendments to the indenture governing the Notes. The Company and the trustee for the Notes will enter into a supplemental indenture containing the proposed amendments to the indenture governing the Notes, which amendments will become operative on the initial date of acceptance for purchase of the Notes validly tendered and not validly withdrawn pursuant to the tender offer and the consent solicitation.
In accordance with the Offer to Purchase, the consent solicitation expired at the Consent Deadline, and withdrawal rights under the tender offer terminated at the Consent

Deadline. Accordingly, Notes validly tendered and not validly withdrawn at or prior to the Consent Deadline may no longer be withdrawn and consents validly delivered and not validly revoked at or prior to the Consent Deadline may no longer be revoked.
The tender offer remains open and will expire at 12:00 midnight, New York City time, on February 7, 2011, unless extended by the Company in its sole discretion (the “Expiration Time”).
The total consideration to be paid for Notes that were validly tendered and not validly withdrawn at or prior to the Consent Deadline will be equal to $1,014 for each $1,000 in principal amount of Notes, plus accrued and unpaid interest on such principal amount of Notes to, but not including, the date of payment for the Notes accepted for purchase.
The total consideration set forth above includes a consent payment of $14 for each $1,000 in principal amount of the Notes to holders who validly tendered and did not validly withdraw their Notes and provided their consents to the proposed amendments to the indenture governing the Notes at or prior to the Consent Deadline. Holders of Notes validly tendered after the Consent Deadline but at or prior to the Expiration Time will not receive a consent payment.
The amendments to the indenture governing the Notes will eliminate substantially all of the restrictive covenants (other than, among other covenants, the covenant to pay interest and premium, if any, on, and principal of, the Notes when due) and certain events of default and related provisions contained in the indenture and the Notes, release all collateral securing the Notes and eliminate provisions contained in the indenture and the Notes relating to collateral.
The Company intends to issue a notice of redemption to discharge and redeem on March 15, 2011 any and all of the Notes that remain outstanding after the consummation of the tender offer and the consent solicitation, at a redemption price equal to 100% of the principal amount thereof, plus accrued and unpaid interest to, but not including, the date of redemption, in accordance with the terms of the indenture governing the Notes.
The Company has engaged Deutsche Bank Securities Inc. as Dealer Manager and Solicitation Agent for the tender offer and the consent solicitation. Persons with questions regarding the tender offer or the consent solicitation should contact Deutsche Bank Securities Inc. collect at (212) 250-6429. Requests for documents should be directed to D.F. King & Co., Inc., the Information Agent for the tender offer and the consent solicitation, at (212) 269-5550 (for banks and brokers) or (800) 207-3158 (for noteholders).
This press release is for informational purposes only and is not an offer to purchase, a solicitation of an offer to purchase or a solicitation of a consent with respect to any of the Notes. The tender offer and the consent solicitation are being made pursuant to the tender offer and the consent solicitation documents, including the Offer to Purchase that the Company is distributing to holders of Notes. The tender offer and the consent solicitation are not being made to holders of Notes in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction.
About Exide Technologies
Exide Technologies, with operations in more than 80 countries, is one of the world’s largest producers and recyclers of lead-acid batteries. The Company’s four global business groups — Transportation Americas, Transportation Europe and Rest of World, Industrial Energy Americas and Industrial Energy Europe and Rest of World — provide a comprehensive range of stored electrical energy products and services for industrial and transportation applications.
Transportation markets include original-equipment and aftermarket automotive, heavy-duty truck, agricultural and marine applications, and new technologies for hybrid vehicles and automotive applications. Industrial markets include network power applications such as telecommunications systems, electric utilities, railroads, photovoltaic (solar-power related) and uninterruptible power supply (UPS), and motive-power applications including lift trucks, mining and other commercial vehicles.
Forward-Looking Statements
Except for historical information, this news release may be deemed to contain “forward-looking” statements. The Company desires to avail itself of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 (the “Act”) and is including this cautionary statement for the express purpose of availing itself of the protection afforded by the Act.
These “forward-looking statements” are not statements of historical fact, and may include, among other things, statements regarding the Company’s current expectations and beliefs as to the payment of tender offer consideration, elimination of restrictive covenants and events of default in the indenture governing the Notes, the release of all collateral securing the Notes and elimination of provisions contained in the indenture and the Notes relating to collateral and the redemption of any Notes that remain outstanding after the consummation of the tender offer and consent solicitation. Factors that could cause actual results to differ materially from these forward looking statements include, but are not limited to, various uncertainties associated with the industries in which the Company operates and the Company’s operations described in the Company’s annual report on Form 10-K filed with the Securities and Exchange Commission on June 2, 2010 and its other periodic reports filed from time to time thereafter.
The Company cautions each reader of this news release to carefully consider those factors set forth above. Such factors have, in some instances, affected and in the future could affect the ability of the Company to achieve its projected results and may cause actual results to differ materially from those expressed herein.